EXHIBIT 10.4

NEITHER THE OFFER NOR SALE OF THIS NOTE OR THE SHARES OF COMMON STOCK OF MAKER WHICH MAY BE ISSUED IN PAYMENT HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS.  THIS NOTE HAS BEEN, AND ANY SHARES OF COMMON STOCK WHICH MAY BE ISSUED IN PAYMENT HEREOF WILL BE, ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION THEREFROM.

PROMISSORY NOTE

$__________	March __, 2008

FOR VALUE RECEIVED, the undersigned, MACROSOLVE, INC., an Oklahoma corporation (the "Maker"), promises to pay to____________, (the “Payee”), at Tulsa, Oklahoma, or at such other place as the legal holder hereof may designate in writing, the principal sum of  ____________________ ($__________), with interest thereon from the date hereof at the Applicable Rate (as hereinafter defined).  All principal and accrued interest shall be due and payable on December 31, 2008.  Principal and interest may, at he option of Maker, be paid by the issuance to Payee by Maker of shares of Maker’s common stock (“Shares”) except as otherwise provided herein.

The "Applicable Rate," means the Prime Rate as published in the Wall Street Journal plus one percentage point per annum.  The interest rate applicable to this Note will adjust on a daily basis as the Applicable Rate changes.

The Maker may voluntarily prepay in cash all or a portion of the principal indebtedness and accrued interest hereunder, at any time, without premium or penalty.

In the event that prior to December 31, 2008, Maker (i) consummates an initial public offering of Shares or (ii) effects a private placement of Shares in a transaction or series of transactions pursuant to which Maker commits to register under the Securities Act of 1933, as amended, the resale of the Shares issued in such private placement, Maker may retire all or a portion of the principal indebtedness and accrued interest hereunder by issuing Payee a number of Shares determined by dividing into the amount of the outstanding principal indebtedness and accrued interest to be so repaid by the  Offering Price.  The Offering Price shall equal the price paid by the purchasers of the Shares in (i) or (ii), whichever is applicable.

In the event that Maker fails to raise funds prior to December 31, 2008 in a transaction described in (i) or (ii) of the preceding paragraph, Maker may, at its option, retire all or any portion of the principal indebtedness and accrued interest by issuing Payee a number of Shares determined by dividing the amount of the principal indebtedness and accrued interest to be so repaid by the lesser of  Twelve Dollars (“$12.00”), (which amount shall be appropriately adjusted to reflect the effects of any stock split, stock dividend, reverse stock split, combination or other recapitalization), or, if the shares of Maker are being traded in the Over The Counter Bulletin Board market as of 31 December 2008, by Eighty Percent (80.00%) of the volume weighted average closing price for the last five trading days of 2008.

All sums not paid when due hereunder shall bear interest from the due date until paid at 10% per annum.

If all or any portion of the indebtedness hereby evidenced is not paid when due, or in the event of the dissolution, insolvency, bankruptcy or receivership of the Maker, the holder may, without further notice or demand, declare this indebtedness to be immediately due and payable in cash.

The Maker agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the holder's rights hereunder or under any instruments securing payment of this Note, the Maker will pay to the holder its reasonable attorneys’ fees and all court costs and other expenses incurred in connection therewith.

The makers, endorsers, sureties, guarantors and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment.  Said parties consent to any extension of time (whether one or more) of payment hereof, release of all or any part of the security for the payment hereof and the release of any party liable for payment of this obligation.  Any such extension of time or release may be made at any time and from time to time without notice to any such party and without discharging said party's liability hereunder.

This Note is to be construed according to the laws of the State of Oklahoma.

MACROSOLVE, INC.

By: /s/ James C. McGill
James C. McGill, Chairman of the Board of Directors